                           AMENDED AND RESTATED LEASE

                                     Between


                           CITY OF PRINCETON, KENTUCKY

                                    Landlord

                                     - and -

                           SPECIAL METALS CORPORATION

                                     Tenant



                              Property Located In:


                              City of Princeton
                              Caldwell County
                              Kentucky

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                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE 1      Premises................................................2

ARTICLE 2      Term of Lease...........................................3

ARTICLE 3      Rent....................................................4

ARTICLE 4      Alteration of Premises by Tenant........................5

ARTICLE 5      Utilities...............................................6

ARTICLE 6      Insurance...............................................6

ARTICLE 7      Taxes...................................................7

ARTICLE 8      Repairs and Maintenance................................10

ARTICLE 9      Changes, Alterations and New Construction by Tenant....11

ARTICLE 10     Damage by Fire.........................................12

ARTICLE 11     Eminent Domain.........................................12


ARTICLE 12     Bankruptcy and Default Provisions......................14

ARTICLE 13     Mechanic's Liens.......................................17

ARTICLE 14     Assignments and Transfers of Tenant's Interest.........17

ARTICLE 15     Compliance with Governmental Orders....................18

ARTICLE 16     Subordination to Mortgages.............................18

ARTICLE 17     Notices and Certificates...............................19

ARTICLE 18     Covenant of Quiet Enjoyment............................21

ARTICLE 19     Option to Purchase.....................................21

ARTICLE 20     Miscellaneous Provisions...............................22

Exhibit A - Description of Premises

            This sets forth an Amended and Restated Lease made as of the 1st day of September, 1990, by and between the CITY OF PRINCETON, Caldwell County, Kentucky (the "Landlord") and SPECIAL METALS CORPORATION, a corporation organized and existing under the laws of the State of Delaware with its principal office at 4317 Middle Settlement Road, New Hartford, New York 13413 (the "Tenant").

                                 R E C I T A L S

            A. By a Lease Agreement dated as of September 1, 1970, recorded in the office of the County Clerk of Caldwell County, Kentucky, in Book 15 at Page 452, Landlord leased certain property described therein to Haller Incorporated (the "Existing Lease").

            B. By an Assignment dated as of November 1, 1975, recorded in the Office of the County Clerk of Caldwell County in Book 17 at Page 421, Haller Incorporated assigned the Existing Lease to the Tenant.

            C. By a Supplemental Lease Agreement dated as of April 1, 1982, the Landlord and Tenant amended the Existing Lease by excluding a two-acre parcel from the terms thereof.

            D. The initial term of the Existing Lease expired on August 31, 1990. Under the Existing Lease, the Tenant has the option of extending the Existing Lease for five renewal terms, each with a duration of five years.

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                                                                               2



            E. The Tenant desires to exercise its option to extend the Existing Lease and Landlord is willing to extend the Existing Lease upon the condition that the Existing Lease be amended and restated in its entirety.

            NOW, THEREFORE, in consideration of the following mutual covenants, the parties hereby amend and restate the Existing Lease in its entirety as follows:

                                    ARTICLE 1

                                    Premises

            1.1 Premises

            Landlord hereby leases to Tenant, and Tenant leases and hires from Landlord, the parcel of real property described on Exhibit "A" annexed hereto, together with all buildings, improvements and fixtures located thereon (the "Premises").

            1.2 Use of Premises

            Tenant may use the Premises for industrial purposes as a factory, mill, shop, processing plant, assembly plant or fabricating plant or for any other lawful purpose. Tenant shall, at Tenant's sole cost and expense, obtain all necessary permits and licenses relating to Tenant's use of the Premises.

                                    ARTICLE 2

                                  Term of Lease

            2.1 Initial Term

            The initial term of this Lease shall commence on September 1, 1990 and shall expire on August 31, 1995.

            2.2 Renewal Terms

            Tenant is granted the option of extending the term of this Lease for four (4) successive periods of five years each (herein individually referred to as a "renewal term" and collectively as "renewal terms") upon condition that at the date of commencement of each such renewal term there is no default by Tenant in the performance of its obligations under this Lease beyond any applicable period of notice and grace. In the event that Tenant desires to exercise its option to extend the initial term or any subsequent renewal term, Tenant shall give written notice of its intention to exercise its option 90 days prior to the expiration of the initial term or renewal term, as the case may be. The word "term" shall, unless otherwise provided to the contrary, be deemed to include the initial and any renewal term.

            2.3 Surrender of Premises

            At the expiration of the term of this Lease, Tenant shall surrender the Premises, together with all buildings, improvements and fixtures located thereon, except for the personal property of and equipment of Tenant, in good condition and broom clean, reasonable wear and tear and damage by fire or casualty excepted. Tenant shall also remove any signs from the Premises and repair any damage caused to the Premises by the removal of any sign.

                                    ARTICLE 3

                                      Rent

            3.1 Fixed Rent

                  (a) The annual rent during the initial term and subsequent renewal terms shall be as follows:

          Year                       Annual Rent
          ----                       -----------

           1                           $ 7,500
           2                             7,500
           3                             7,500
           4                             7,500
           5                             7,500
           6                             8,500
           7                             9,500
           8                            10,500
           9                            11,500
           10                           12,500
           11                           13,500
           12                           14,500
           13 and each year             15,000
           thereafter until
           the end of all
           renewal terms

                  (b) Fixed rent shall be payable annually in advance on the first day of September of each year during the term of this Lease. In the event that Tenant at any time exercises its option to purchase the Premises in accordance with Article 19 hereof, any unearned rent previously prepaid shall be credited toward the purchase price due under Article 19.

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                                                                               5



            3.2 Additional Rent

            The Tenant shall pay as additional rent all other sums of money or charges required to be paid by Tenant under any other Article of this Lease, whether or not the same be designated "additional rent". If such amount or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein shall be deemed to suspend or delay the payment of any money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

            3.3 Past Due Rent and Additional Rent

            If Tenant shall fail to pay, when the same is due and payable, the fixed rent or any additional rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment at an annual rate equal to the Prime Rate of interest, as published in The Wall Street Journal, plus one (1) percent per annum.

            3.4 Lease Year

            The term "lease year" means twelve calendar months, beginning on September 1 of each year and expiring on August 31 of the next year.

                                    ARTICLE 4

                                  Alteration of
                               Premises by Tenant

            4.1 Alteration of Premises

            Tenant may, at Tenant's sole cost and expense, alter the Premises for Tenant's use and occupancy. Tenant, at Tenant's sole cost and expense, shall obtain

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                                                                               6


all permits required by law prior to commencing alterations on the Premises and shall perform or cause to be performed all alterations in compliance with all applicable laws, codes, rules and regulations of all governmental entities having jurisdiction.

                                    ARTICLE 5

                                    Utilities

            5.1 Utilities


            Tenant shall pay for all of its gas, steam, water, electricity and other utility costs, and heating and air conditioning costs in connection with the Premises.

                                    ARTICLE 6

                                    Insurance

            6.1 All Risks Insurance

            Tenant, at its option, may insure the Premises and all improvements thereon against loss or damage by risks now or hereafter embraced by "All Risks" coverage in amounts deemed appropriate by Tenant. Tenant shall pay all premiums and other costs and expenses associated with such insurance coverage.

            6.2 Liability Insurance

            Tenant, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, shall maintain personal injury and property damage liability insurance against claims for bodily injury, death or property damage with combined limits of not less than $5,000,000. The insurance required by this
Section 6.2 shall be obtained under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of Kentucky. At

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                                                                               7


Landlord's request, the original of the policy or certificates of insurance bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment shall be delivered by Tenant to Landlord.

            All policies of liability insurance required under this Section 6.2 shall name Landlord as an insured. Each such policy shall contain a provision that such policy shall not be cancelled without at least thirty (30) days prior written notice to Landlord.

            6.3 Other Insurance

            Tenant, at its sole cost and expense, may as its option maintain separate insurance coverages for its benefit on Tenant's leasehold improvements and Tenant's personal property in such amounts as Tenant deems appropriate.

                                    ARTICLE 7

                                      Taxes

            7.1 Exemption From Taxes

            Landlord and Tenant acknowledge and understand that, so long as the Premises is owned by Landlord, the Premises should be exempt from ad valorem taxes. During the term of this Lease, Landlord will retain title to the Premises, except as otherwise expressly provided herein, and will take no action of any kind whatsoever which may tend to result in the assessment of ad valorem taxes on the Premises. Should any such levy or assessment be threatened or occur, Landlord will cooperate with Tenant in all reasonable ways to contest any such levy on assessment.

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                                                                               8


If, however, any taxes, assessments, or other governmental charges shall be levied upon the Premises, the provisions of this Article 7 shall apply thereto.

            7.2 Payment of Taxes, Assessments, Etc.

            As additional rent, Tenant shall pay, before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, all real estate taxes and assessments (if the Premises is not exempt therefrom), water and sewer rents, rates and charges, and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever, including payments-in-lieu thereof, which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or become due and payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto (all such taxes, assessments, water and sewer rents, rates and charges, and other governmental charges, or payments-in-lieu thereof, being hereinafter referred to as "Impositions") provided, however that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto.

            7.3 Tax Receipts

            Tenant will furnish to Landlord, at Landlord's request, official receipts of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment of all Impositions.

            7.4 Right of Tenant to Contest

            Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

            Tenant shall have the right to seek a reduction in the valuation of the Premises assessed for tax purposes and to apply for or pursue any exemption available for the Premises. To the extent to which any tax refund payable as a result of any proceeding in the nature of certiorari which Tenant may institute, or payable by reason of compromise or settlement of any such proceedings, may be based upon a payment made by Tenant, Tenant shall be authorized to collect the same, subject to Tenant's obligation to promptly reimburse Landlord for any expenses and fees incurred by Landlord in connection therewith or any apportionment due to Landlord hereunder.

            Landlord shall not be required to join in any proceedings referred to above unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name provided that Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify and save harmless Landlord for any such costs and expenses. Except as otherwise provided in this Lease, Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed in full by Tenant.

                                    ARTICLE 8

                             Repairs and Maintenance

            8.1 Repairs and Maintenance of the Premises by Tenant

            Throughout the term of this Lease, Tenant, at its sole cost and expense, shall have the right to repair and replace the building and all other improvements on the Premises. Landlord shall have no obligation under this Lease to repair and replace the building, equipment, fixtures, heating, air conditioning, ventilating, plumbing apparatus, sanitary pipes and drains, waterlines, electric fixtures and related equipment, or other personal property used in the operation of the Premises. The cost of any repairs or maintenance undertaken by Tenant during the term hereof shall be borne solely by Tenant.

            8.2 Other obligations


            Landlord shall have no obligation to maintain the sidewalks, driveways and parking areas on the Premises or to keep them free of dirt, rubbish, snow, and unlawful obstructions.

                                    ARTICLE 9

               Changes, Alterations and New Construction by Tenant

            9.1 Changes, Alterations and New Construction by Tenant Tenant shall have the right during the term of this Lease to make, at its sole cost and expense, changes and alterations in or to any building on the Premises, subject, however, in all cases to the following:

                  (a) No change or alteration shall be undertaken by Tenant until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

                  (b) Any change or alteration shall be made in compliance with all applicable permits and authorizations and building and zoning laws and with all other applicable laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

                  (c) The cost of any such change or alteration shall be paid by Tenant.

                                   ARTICLE 10

                                 Damage by Fire

            10.1 Restoration of Premises

            The parties hereto mutually agree that if the building or other improvements erected or to be erected upon the Premises are partially or totally destroyed or damaged by fire or other hazard, the Landlord shall have no obligation to repair or restore such building or improvements. The Tenant shall be entitled to repair and restore the Premises provided it bears all costs associated therewith.

            In the event the improvements erected upon the Premises are completely or partially destroyed or so damaged by fire or other hazard that they cannot reasonably be used by Tenant or can only be partially used by Tenant, there shall be no abatement of rent.


                                   ARTICLE 11

                                 Eminent Domain

            11.1 Eminent Domain

            In the event that the Premises, or any part thereof, shall be taken by exercise of the right of condemnation or eminent domain or by sale under threat of condemnation or in lieu thereof (collectively herein referred to as "Condemnation Proceedings"), Tenant shall be entitled to collect from any condemnor the entire award that may be made in any such proceeding, subject to Landlord's rights as set forth in this Article 11. Landlord agrees to execute any and all further documents that may be required in order to facilitate collection by Tenant of any and all such awards. Landlord further agrees, insofar as it may lawfully do so, that it will not during the term hereof condemn or attempt to condemn the Premises or any part thereof.

            11.2 Total Taking

            If at any time during the term of this Lease title to the whole or materially all of the Premises shall be taken in Condemnation Proceedings, this Lease shall terminate and expire on the date of such taking and the fixed rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. In such event, (a) Tenant shall be entitled to receive any apportionment of any other charges theretofore paid or payable by Tenant hereunder and (b) Landlord shall be entitled to receive the sum of $10,000 out of the condemnation award, with Tenant retaining the balance thereof.

            11.3 Partial Taking

            If title to less than substantially all of the Premises shall be taken by Condemnation Proceedings, this Lease shall continue without abatement or reduction in rent payable hereunder. The Tenant may, in its discretion and at its sole cost and expense, restore the Premises to substantially the same condition prior to the condemnation using the proceeds of the condemnation award.

                                   ARTICLE 12

                        Bankruptcy and Default Provisions


            12.1 Events of Default

            Any one or more of the following events shall constitute an "event of default" under this Lease:

                  (a) If Tenant shall fail to pay any installment of the fixed annual rent, or additional rent or any part thereof when the same shall become due and payable, and such failure shall continue for five (5) days after written notice from Landlord; or

                  (b) If Tenant shall fail to pay any other charge required to be paid by Tenant hereunder, and failure shall continue for fifteen (15) days after notice thereof from Landlord to Tenant; or

                  (c) If Tenant shall fail to perform or observe any other requirement of this Lease and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant.

            Upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time prescribed in any such notice of default, Landlord may give Tenant a notice (hereinafter called "notice of termination") of its intention to end the term of this Lease at the expiration of ten (10) days from the date of service of such notice of termination, and at the expiration of such ten (10) days, if the event of default has not then been cured and if Tenant has not then exercised its option to purchase under Article 19, this Lease shall wholly cease and expire, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

            12.2 Landlord's Remedies

                  (a) If this Lease shall be terminated as provided in paragraph 12.1, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove the Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said Premises, together with all alterations, additions and improvements thereto.

                  (b) In case of any such termination, re-entry or dispossess by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossess, shall be paid by Tenant and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting. Landlord may, at any time and from time to time, relet the Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

                  (c) If this Lease be terminated, Tenant nevertheless covenants and agrees, notwithstanding any entry or reentry by Landlord whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of fixed rent and additional rent as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting the Premises after deduction of all expenses and costs incurred or paid in reletting the Premises and in collecting the rent in connection therewith.

                  (d) No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                  (e) In the event of any breach or threatened breach by either party of any of the covenants, agreements, terms or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise.

                  (f) Each right and remedy of Landlord and Tenant provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                                   ARTICLE 13


                                Mechanic's Liens

            13.1 Mechanic's Liens

            Tenant agrees to pay when due all sums of money that may become due for any labor, services, materials, supplies or equipment furnished or to be furnished to or for Tenant in, upon or about the Premises.

            If any mechanic's liens shall be filed against the Premises based upon any act of Tenant or anyone claiming through Tenant, Tenant shall indemnify and hold harmless the Landlord therefrom.

                                   ARTICLE 14

                 Assignments and Transfers of Tenant's Interest

            14.1 Assignment

            The Tenant may assign or transfer this Lease or sublet the whole or any part of the Premises without the consent of the Landlord provided that (a) there shall have been delivered to Landlord an agreement, in recordable form, executed by Tenant and the proposed assignee, wherein and whereby such assignee assumes the due performance of the obligations on Tenant's part to be performed under this Lease to the end of the term hereof, and (b) the assignee is authorized to conduct business in the State of Kentucky.

            Upon the assumption by the assignee of due performance of Tenant's obligations under this Lease, the Tenant shall be relieved of and released from any further liability or obligation arising under this Lease.

                                   ARTICLE 15

                       Compliance with Governmental Orders

            15.1 Tenant to Comply

            Tenant at its own expense shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all other departments and bureaus applicable to the Premises for the correction, prevention and abatement of all nuisances, violations or other grievances in, upon or connected with the Premises (herein referred to as "Government Orders") during the term of this Lease.

                                   ARTICLE 16


                           Subordination to Mortgages

            16.1 Subordination to Mortgages

            This Lease and all the rights of the Tenant hereunder are and shall be automatically subject and subordinate to the lien of any mortgage or mortgages, which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however that (a) such mortgage or mortgages shall provide that in any foreclosure proceeding thereunder and in any sale pursuant to a power contained in such a mortgage and any sale in such foreclosure proceeding this Lease shall not be cut off nor Tenant's position hereunder disturbed in or by such foreclosure proceeding, provided that at the time this Lease shall be in full force and effect and not in default as to rent or other covenants thereof; or (b) an agreement embodying such provision shall be entered into by the mortgagee or mortgagees and Tenant within a reasonable time after the execution and delivery of this Lease. Notwithstanding the foregoing, Landlord shall not mortgage or otherwise voluntarily encumber the Premises without the prior written consent of Tenant.

                                   ARTICLE 17

                            Notices and Certificates

            17.1 Notices and Certificates

            Any notice, statement, certificate, request or demand required or permitted to be given in this Lease, unless personally served, shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, addressed, as the case may be, to Landlord at the address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease, or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. Such notice, statement, certificate, request or demand shall be deemed to have been given three days after the date mailed by certified mail, return receipt requested, postage prepaid, in any post office or branch post office regularly maintained by the United States Government.

            17.2 Certificate by Landlord

            Within fifteen days after request by Tenant, Landlord, from time to time and without charge, shall deliver to Tenant or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument, certifying:

                  (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect, as modified, and stating any such modification; and

                  (b) whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by Tenant of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any.

            Such certification shall not estop Landlord from thereafter asserting any existing default of which Landlord did not have actual knowledge on the date of execution thereof.

            17.3 Certificate by Tenant

            Within fifteen days after request by Landlord, Tenant, from time to time and without charge, shall deliver to Landlord or to a person, firm or corporation specified by Landlord, a duly executed and acknowledged instrument, certifying:

                  (a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect, as modified, and stating any such modification; and

                  (b) whether or not there are any then existing setoffs or defenses by Tenant to the enforcement by Landlord of the terms, covenants and conditions of this Lease and any modification thereof, and if so, specifying them; and

                  (c) the dates to which the fixed rent has been paid.

                                   ARTICLE 18

                           Covenant of Quiet Enjoyment

            18.1 Covenant of Quiet Enjoyment

            Tenant, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Landlord.

                                   ARTICLE 19


                               Option to Purchase

            19.1 Option to Purchase

            The Tenant shall have the option to purchase the Premises from the Landlord at any time during the initial term and any renewal term of this Lease, upon at least 60 days' written notice to the Landlord. Such option to purchase may be exercised by payment of the purchase price of Ten Thousand Dollars ($10,000), which amount shall be paid to the Landlord. Upon exercise by the Tenant of an option to purchase the Premises as provided herein, this Lease shall be terminated.

            19.2 Conveyance on Exercise of Option to Purchase

            At the closing of any purchase of the Premises pursuant to Paragraph 19.1 hereof, the Landlord will, upon payment of the purchase price, deliver a special warranty deed conveying to the Tenant good and marketable title to the property being purchased, as such property then exists, including the rights, alleys, ways, waters, privileges, appurtenances and advantages to the same belonging or appertaining, subject to the following: (i) any liens, easements and encumbrances to which title to said property was subject when acquired by the Landlord; (ii) any liens, easements and encumbrances created at the request of the Tenant or to the creation of suffering of which the Tenant consented in writing; (iii) any liens and encumbrances resulting from the failure of the Tenant to perform or observe any of the agreements on its part contained in this Lease; (iv) any liens for taxes or assessments, if any.

                                   ARTICLE 20

                            Miscellaneous Provisions

            20.1 Holdover

            Should the Tenant continue to occupy the Premises after the expiration or termination of the term hereof, whether with or against the consent of the Landlord, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under all the terms, covenants and conditions of this Lease.

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                                                                              23

            20.2 Landlord May Pay Tenant's Obligations

            All costs and expenses which Tenant assumes or agrees to pay under the provisions of this Lease shall at Landlord's election be treated as additional rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided for in case of non-payment of rent or of a breach of covenant. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of rent as provided by Article 3 above) or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed which shall involve the expenditure of money by Tenant, Landlord at Landlord's option may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Landlord, with interest thereon at the prime rate of interest as published in The Wall Street Journal plus 1% per annum from the date of such expenditure, shall be and be deemed to be additional rent, in addition to the rent provided in Article 3 above, and shall be repaid by Tenant to Landlord, on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

            20.3 Indemnification by Tenant

            Tenant does hereby indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the

Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant agrees to protect and hold Landlord harmless and to pay all costs, expenses, and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. Tenant agrees also to pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in connection with such litigation. Each party agrees also to pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by the other party in mutually enforcing the covenants and agreements in this Lease.

            20.4 Captions

            The captions or legends on this Lease are inserted only for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Lease, or any paragraph or provision thereof.

            20.5 Tenant Authorized to Do Business in Kentucky

            Tenant represents and covenants that it is and throughout the term of this Lease shall be authorized to do business in the State of Kentucky.

            20.6 Memorandum of Lease

            Landlord and Tenant agree to record this Lease or a Memorandum of Lease in accordance with the laws of the State of Kentucky.


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                                                                              25


            20.7 Law Governing, Effect and Gender

            This Lease shall be construed in accordance with the laws of the State of Kentucky and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns except as expressly provided otherwise. Use of the neuter gender shall be deemed to include the masculine and feminine, as the sense requires.

            20.8 Complete Agreement

            This Lease contains and embraces the entire Agreement between the parties hereto and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement be expressed in writing, signed and acknowledged by the parties hereto, their legal representatives, successors or assigns, except as may be expressly otherwise provided herein. This Lease amends and restates the Lease Agreement dated September 1, 1970 between Landlord and Haller Incorporated and later assigned to Tenant, as amended and supplemented.

            20.9 Force Majeure

            The period of time during which either party is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation other than the payment of rent, additional rent and other charges required under this Lease due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God or the public enemy, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or other

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                                                                              26

causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof.

            20.10 Environmental Laws

            Tenant shall indemnify the Landlord from and against any liability which may be incurred by reason of a violation of any law, code, rule, or regulation of any state, county or local governmental entity now or hereafter enacted relating to the environment.

            20.11 Payments to be Net to Landlord. All payments payable by Tenant to Landlord shall be absolutely net to Landlord. All costs, expenses and obligations of every kind and nature whatsoever, foreseen or unforeseen, relating to the Premises which may arise or become due shall be paid by Tenant and Tenant shall indemnify and save Landlord harmless from and against these expenses.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the date first above written.

                       CITY OF PRINCETON, KENTUCKY

                       By:________________________________

                       SPECIAL METALS CORPORATION

                       By:________________________________